SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) ofthe
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

   RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5571 (Commission File Number)	75-1047710 (I.R.S. Employer Identification No.)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)

Registrant's telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

   Item 1.01.     Entry into a Material Definitive Agreement.

        On August 16, 2005, the Management Development and Compensation Committee (the "Compensation Committee") of Board of Directors of RadioShack Corporation ("RadioShack") approved a one-time bonus for Mark C. Hill, Senior Vice President - Chief Corporate Development Officer, in the form of a grant of 2,000 shares of RadioShack restricted common stock. These shares of restricted stock will vest in annual increments of one-third, beginning on the first anniversary of the date of grant, assuming Mr. Hill's continuing employment with RadioShack on each subsequent vesting date.

        As noted on RadioShack's Form 8-K filed on March 9, 2005, David G. Barnes, Senior Vice President - Chief Financial Officer, is eligible in calendar year 2005 to participate in the RadioShack Corporation Bonus Plan for Executive Officers (the "Bonus Plan"), and Mr. Barnes' annual incentive bonus measures for the Bonus Plan for calendar year 2005 are the measures for executive officers approved by the Compensation Committee on February 24, 2005. On August 16, 2005, the Compensation Committee approved a guaranteed minimum bonus for Mr. Barnes for 2005 under the Bonus Plan of $185,000 (to be paid in 2006).

   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 19th day of August, 2005.

RADIOSHACK CORPORATION /s/ David S. Goldberg David S. Goldberg Vice President - Law, Corporate Secretary and Acting General Counsel